UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2013

ARISTA POWER, INC.
(Exact name of registrant as specified in its charter)

New York	000-53510	16-1610794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Mt. Read Boulevard, Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

(585) 243-4040
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry in a Material Definitive Agreement

On February 4, 2013, Arista Power, Inc. (the “Company” or “Arista Power”) entered into a Lease Modification Agreement No. 1 (the “Lease Amendment”), a Purchase Agreement (the “Purchase Agreement”) and a Warrant to Purchase Common Stock (the “Warrant Agreement”) with 1999 Mt. RB, LLC (“1999 Mt. RB”), the Company’s landlord at 1999 Mt. Read Boulevard, Rochester, New York.

Pursuant to the terms and conditions of the Purchase Agreement, Arista Power sold to 1999 Mt. RB 390,394 shares of common stock of Arista Power in exchange for (1) the satisfaction of amounts due to 1999 Mt. RB pursuant to the Lease (as defined below) and (2) free rent, CAM charges and real estate taxes from February 1, 2013 through November 30, 2013 pursuant to the Lease Amendment (the “Free Rent Period”).  Pursuant to the terms and conditions of the Warrant Agreement, Arista Power issued to 1999 Mt. RB a warrant (the “Warrant”) to purchase up to 600,000 shares of the Company’s common stock for a purchase price of $1.00 per share.  The Warrant vested in full upon issuance, and expires on February 4, 2014.  The Warrant and Purchase Agreement have customary anti-dilution protections.

The Lease Amendment amended the Lease (the “Lease”), dated June 9, 2010, between Arista Power and 1999 Mt. RB, and provides, among other things: (1) the leasing of approximately 20,096 square feet at 1999 Mt. Read Boulevard, Rochester, New York; (2) a lease term that runs from February 1, 2013 through November 30, 2018, (3) two five-year renewal options at the option of Arista Power; (4) the Free Rent Period; and (5) base rent starting on November 30, 2013 at a price of $3.50 per square foot per year with annual increases of 3%.

The securities referenced above were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) 1999 Mt. RB confirmed to Arista Power that it is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering of such shares; (c) 1999 Mt. RB acknowledged that all securities being acquired were being acquired for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (d) a legend has been, or will be, placed on the certificate representing such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

The foregoing description of the Purchase Agreement, Warrant Agreement and Lease Amendment, and the transactions completed in connection therewith, do not purport to be complete and are qualified in their entirety by the full text of each agreement.

Item 3.02	Unregistered Sales of Securities

As described above under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, on February 4, 2013, the Company issued (1) 390,394 shares of common stock of the Company and (2) a warrant to purchase an aggregate of 600,000 shares of common stock of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA POWER, INC.

By:	/s/ William A. Schmitz
	Name:	William A. Schmitz
	Title:	Chief Executive Officer

Dated: February 8, 2013

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